Exhibit 32.2

Bestway, Inc.

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF BESTWAY, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended July 31, 2004 of Bestway, Inc. (the “Issuer”).

I, Beth A. Durrett, Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: April 15, 2005

/s/ Beth A. Durrett
Beth A. Durrett

Subscribed and sworn to before me
this 15th day of April 2005.

/s/ Jeanne A. Andress
Name:	Jeanne A. Andress
Title:	Notary Public

My commission expires: 4/13/2006